                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                            TENDER OF COMMON SHARES
                                       OF
                                    DPL INC.

    This form of Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the offer if certificates evidencing common shares, par value $.01 per share, of DPL Inc., an Ohio corporation, are not immediately available, or if the procedure for book-entry transfer described in the Offer to Purchase dated February 4, 2000 and the related Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer, cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal or a manually signed facsimile of the Letter of Transmittal, to reach the Depositary prior to the Expiration Date, as defined in the Offer to Purchase.

    This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

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
                        THE DEPOSITARY:

                           EQUISERVE
                        (800) 736-3001

           BY MAIL:                         BY HAND:
           EquiServe             Securities Transfer & Reporting
    Attn: Corporate Actions              Services, Inc.
         P.O. Box 9573                    c/o EquiServe
     Boston, MA 02205-9573        100 Williams Street, Galleria
                                       New York, NY 10038
                     BY OVERNIGHT DELIVERY:
                           EquiServe
                    Attn: Corporate Actions
                      40 Campanelli Drive
                      Braintree, MA 02184
  BY FACSIMILE (FOR ELIGIBLE     CONFIRM RECEIPT OF FACSIMILE BY
      INSTITUTIONS ONLY):                  TELEPHONE:
        (781) 575-4826                   (781) 575-4816

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO DPL WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERY TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Ladies and Gentlemen:

    The undersigned tenders to DPL at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. All shares tendered and purchased will include the associated preferred share purchase rights issued pursuant to a Shareholders Rights Agreement, dated as of December 3, 1991, between DPL and The First National Bank of Boston, as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred share purchase rights.

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
---------------------------------------------------------------------------------------------

Number and Class of Shares ----------------       Name(s) of Record Holder(s)
                                                  ----------------
Certificate Nos.
(if available):
-------------------------------
                                                  ------------------------------------------

------------------------------------------
                                                  ------------------------------------------
                                                                 Please Print

                                                  Address(es) -------------------------------
------------------------------------------

If Shares will be tendered by book-entry
transfer:
                                                  ------------------------------------------

Name of Tendering Institution
----------------
                                                  ------------------------------------------
                                                                   Zip Code
                                                  Daytime Area Code and Tel. No.:
------------------------------------------        -------------

Account Number ---------------------------        Signature(s):
                                                  -------------------------------

Dated: ------------------------------------
                                                  ------------------------------------------
---------------------------------------------------------------------------------------------
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                                       2

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
----------------------------------------------------------------
                          ODD LOTS

    To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares (not including any shares held in one of DPL's Savings Plans or in the DPL Inc. Employee Stock Ownership Plan). The undersigned either (check one box):

/ / is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered;
     or

/ / is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) of shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each person was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either
(check one box):

/ / at the purchase price determined by DPL in accordance with the terms of the offer (persons checking this box need not indicate the price per share below); or

/ /  at the price per share indicated below under "Shares
     Tendered at Price Determined by Shareholder."

      ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED.
----------------------------------------------------------------
----------------------------------------------------------------

                     CONDITIONAL TENDER

    A tendering shareholder may condition his or her tender of shares upon DPL purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by DPL pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

/ /  Minimum number of shares that must be purchased, if any are purchased: shares.
----------------------------------------------------------------
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                                       3

--------------------------------------------------------------------------------

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
                (See Instruction 5 to the Letter of Transmittal)

    By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by DPL for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

/ /  $       20.000   / /  $       21.125   / /  $       22.125
/ /  $       20.125   / /  $       21.250   / /  $       22.250
/ /  $       20.250   / /  $       21.375   / /  $       22.375
/ /  $       20.375   / /  $       21.500   / /  $       22.500
/ /  $       20.500   / /  $       21.625   / /  $       22.625
/ /  $       20.625   / /  $       21.750   / /  $       22.750
/ /  $       20.750   / /  $       21.875   / /  $       22.875
/ /  $       20.875   / /  $       22.000   / /  $       23.000
/ /  $       21.000

CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO
VALID TENDER OF SHARES.
--------------------------------------------------------------------------------

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
----------------------------------------------------------------
 SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
      (See Instruction 5 to the Letter of Transmittal)

    / / The undersigned wants to maximize the chance of
having DPL purchase all of the shares the undersigned is
tendering (subject to the possibility of proration).
Accordingly, by checking THIS ONE BOX INSTEAD OF ONE OF THE
PRICE BOXES ABOVE, the undersigned hereby tenders shares and is willing to accept the purchase price determined by DPL in accordance with the terms of the offer. This action could
result in receiving a price per share as low as $20.00 .
----------------------------------------------------------------

                     THE GUARANTEE BELOW MUST BE COMPLETED

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
--------------------------------------------------------------------------------------------
                                         GUARANTEE
                          (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion
Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an
"Eligible Institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the Book- Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the
Letter of Transmittal, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three (3) New
York Stock Exchange trading days of this date.

    The Eligible Institution that completes this form must communicate the guarantee to the
Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm: -------------------------------
                                               --------------------------------------------
                                                           Authorized Signature

Address: ------------------------------------  Name: --------------------------------------
                                                               Please Print

                                               Title:
--------------------------------------------   ---------------------------------------
                        City, State, Zip Code

Area Code and Tel No.:                         Dated: --------------------------------------
-----------------------

NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD
       BE SENT WITH YOUR LETTER OF TRANSMITTAL.
--------------------------------------------------------------------------------------------

                                       5